                                                                EXHIBIT 99(A)(9)

Translated from Danish

Return address: Koncern HR, Norregade 21, DK-0900 Copenhagen C

Name
Address

27 December 2005
Salary number

One employee for TDC Forlag who only holds under water options

Dear employee

OFFER OF REDEMPTION OF UNDER WATER OPTIONS

You only have options for the purchase of shares in TDC A/S at a price (the exercise price) above the present price level ("Under Water Options"). There will be no sense, therefore, in exercising these options within the 30-day time-limit set in our letter of 14 December 2005, in which you were notified of your extraordinary right of exercise ("Extraordinary Exercise") resulting from the sale of TDC Forlag A/S to European Directories S.A.

However, in connection with the Offer from Nordic Telephone Company ApS, TDC A/S now offers you the opportunity to sell your "Under Water Options" back to TDC A/S at a price calculated on the basis of the TDC group's applicable principles on measurement of share options (the Black-Scholes model). The offer is contingent on a change of ownership in TDC A/S, as defined in detail in the enclosed information letter with appendix. If there is no change of ownership, the Under Water Options will be deemed non-exercised, and you will still hold these share options. We also refer to the information letter for a detailed description of the specific terms of the offer.

You may accept the offer by filling in the enclosed:

- form on the buy-back of "Under Water Options", form 1.3 and return it to Koncern HR (further information to be found on the form).

The form must reach TDC, for the attention of Jeannette Melsen, Koncern HR, HPOL, Norregade 21, H-403, DK-0900 Copenhagen C, fax 33 43 76 51 NO LATER THAN 3 JANUARY 2006 AT 12:00 (NOON).

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If you do not wish to use the offer for the sale of your "Under Water Options", you need not take action. Your share options will continue under the existing share option agreements between you and TDC Forlag A/S, and you will receive another notification on Extraordinary Exercise in connection with the realisation of any change of ownership in TDC A/S. With respect to "Under Water Options" a buy-back offer will not be applicable at a price fixed according to the Black-Scholes model.

If you have any questions, please do not hesitate to contact Koncern HR, Steen
K. Madsen, head of department, phone 33 43 76 30 or Jeannette Melsen, HR consultant, phone 33 43 72 89.

Yours faithfully

/s/ Henriette Fenger Ellekrog
-----------------------------
Henriette Fenger Ellekrog
Group HR Manager

Enclosures:

   -  Information letter with a detailed description of the terms of the offer.

   -  Form 1.3 for the buy-back of "Under Water Options"

   -  Appendix 1.2 with calculations for settlement of "Under Water Options"

                                                          Translated from Danish

One employee of TDC Forlag who only holds under water options Information letter to the employees of TDC Forlag A/S who participate in the TDC A/S Management Option Programme

                                                                27 December 2005

In the light of the public offer for TDC A/S, TDC A/S has decided to give the participants in the TDC A/S Management Option Programme the opportunity of redeeming their options in TDC A/S prematurely, and thus gain an immediate benefit from a public offer for TDC A/S.

This means i.a. that Under Water Options (i.e. options whose price is equal to or higher than the price offered in a public offer (at present DKK 382 per share of DKK 5)) may be redeemed provided that In the Money Options (options whose exercise price is lower than the price offered in a public offer) are exercised early enough for the holders to be able to accept the offer for TDC A/S.

As an employee of TDC Forlag A/S, you were on 14 December 2005 informed of the extraordinary right of exercise which was triggered by TDC A/S' sale of TDC Forlag A/S to European Directories S.A. ("Extraordinary Exercise"). You have the possibility of exercising your share options in TDC A/S no later than 30 days after receipt of such information letter. This right remains in force.

If you only have Under Water Options, it makes no sense to exercise these. TDC A/S is, however, ready to offer to redeem your Under Water Options.

The terms of redemption of the Under Water Options are set out in section 1 and the attached schedules.

1.    REDEMPTION OF UNDER WATER OPTIONS

1.1 TDC A/S offers to purchase (settle in cash) the Option Holders' Under Water Options. The offer is contingent on a Change of Control in TDC A/S, as defined in section 1.6.

1.2 The purchase price for Under Water Options will be calculated in accordance with the Black-Scholes model, using the price offered by a third party (presently DKK 382 per share of DKK 5) and the same parameters as applied for the grant of Under Water Options. If the price offered is increased, the purchase sum for Under Water Options will be adjusted correspondingly. The price offered for Under Water Options - based on a share price of DKK 382 per share of DKK 5 - is set out in Schedule 1.2.

1.3 The offer may only be accepted in relation to all the Option Holder's Under Water Options. The offer may be accepted by completing, signing and returning the

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      acceptance form enclosed as Schedule 1.3, so that it is received by TDC
      A/S BY 3 JANUARY 2006 AT 12.00 (NOON) AT THE LATEST. Settlement of Under Water Options will take place as soon as possible (probably app. 14 banking days after the Change of Control) against registration of the Under Water Options as lapsed.

1.4 By the acceptance and completion of the offer for cash settlement of Under Water Options, the Under Water Options shall lapse automatically without further compensation being payable.

1.5 The amount received by the Holders of Under Water Options as a result of the cash settlement shall be taxed as salary, i.e. by up to 63%.

1.6 "Change of Control" means a change of control in TDC A/S as defined in the option agreements between the Option Holders and TDC Forlag A/S. A change of control is deemed to have taken placed right before completion of the offer, provided (i) that TDC A/S has documented that the third party which has made a offer for TDC A/S pursuant to sections 31 and 32 of the Danish Securities Trading Act states that this is carried through, and (ii) that the third party thereby gains more than 25% of the votes in TDC A/S.

1.7 If there is no Change of Control, the Under Water Options will be deemed non-exercised, and you will still hold these share options.

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                                                                    SCHEDULE 1.2

      SETTLEMENT OF UNDER WATER OPTIONS

      TDC A/S offers to purchase (settle in cash) Under Water Options. The offer is contingent on a Change of Control in TDC A/S, as defined in section 1.6 of the information letter.

      The purchase price for such options will be calculated in accordance with the Black-Scholes model, using the price offered by a third party (presently DKK 382 per share of DKK 5) and the same parameters as applied for the grant of the options.

      The Black-Scholes option value of each allotment is as follows:

DATE OF GRANT              EXERCISE PRICE            B&S OPTION VALUE
------------               --------------            ----------------
01-01-1999                     439.00                      33.24
01-03-1999                     400.00                      45.79
05-03-1999                     402.00                      45.20
01-09-1999                     398.00                      49.56
18-02-2000                     668.00                       9.54
01-03-2000                     400.00                      51.73
01-03-2000                     651.00                      10.75
03-04-2000                     690.00                       8.75
13-04-2000                     567.00                      18.76
23-08-2000                     477.17                      34.68
01-09-2000                     520.00                      27.14
01-10-2000                     473.72                      35.91

                                                                        FORM 1.3

SALE OF UNDER WATER OPTIONS

I:                                            ______________________________________________   (name)
                                                                                               (postal code
                                                                                               and city)

Address:                                      ______________________________________________
                                                                                               (daytime)

Telephone no.:                                ______________________________________________
                                                                                               (name of
hereby give notice that I, according to the                                                    company)
share option agreement between me and my
employer:                                     ______________________________________________
                                                                                               (number)
wish to sell all my share options:            ______________________________________________
                                                                                               (date)

which were granted on:                        ______________________________________________
                                                                                               (price)

at an exercise price per share of:            ______________________________________________

and a purchase price per option of:           ______________________________________________
                                                                                               (amount)
The total purchase price amounts to DKK:      ______________________________________________
                                                                                               (bank account)
Please transfer the purchase price to
account no.                                   ______________________________________________
with                                                                                           (bank)

The share options are sold on the terms set out in letter of 27 December 2005 from TDC A/S, stating i.a. that the offer to purchase options is contingent on a change of control. When the purchase price has been transferred, the options shall lapse automatically without further compensation.

Place:  _______________________

Date:   _______________________

_______________________________
(Signature)

            The form must be sent to Jeannette Melsen, Koncern HR, HPOL, Norregade 21, H-403, DK-0900 Copenhagen C, fax no. 33 43 76 51. Forms received after 3 January 2006 at 12:00 are deemed invalid and will not be honoured. If you wish to sell options whose exercise prices differ or which have been granted at different times, one form must be completed for each lot you wish to sell.



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